                              SECOND AMENDMENT TO LEASE
                                    (EXPANSION)



     THIS AMENDMENT, dated this 1st day of September, 1999, between CB Graham International, Inc., a Delaware corporation ("Landlord") and iXL-San Diego, Inc., a Delaware corporation ("Tenant"), for the premises located in the City of Carlsbad, County of San Diego State of California, commonly known as 2121 Palomar Airport Road, Suite 200 (the "Premises").

                                    WITNESSETH:

     WHEREAS, Landlord and Tenant, entered into that certain Lease dated July 27, 1998 (hereinafter to as the "Lease"); and

     WHEREAS, Landlord and Tenant desire to amend the Lease as more fully set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. DEFINITIONS. Unless otherwise specifically set forth herein, all capitalized terms herein shall have the same meaning as set forth in the Lease.

     A. PREMISES to include an expansion of 1,482 rentable square feet into 2111 Palomar Airport Road, Suite 270 increasing the total Premises to 12,299 rentable square feet. Exhibit A-1 attached for outline of Premises.

     B.  COMMENCEMENT DATE for expanded Premises will be September 16, 1999.

     C.  TERMINATION DATE for entire Premises shall be August 31, 2003.

     D.  INITIAL ANNUAL RENT shall be $284,224.32, subject to paragraph E below.

     E. INITIAL MONTHLY INSTALLMENT of Annual Base Rent shall be $23,685.36 with increases as follows (Article 38 adjusted as follows):

         Base Rent for   Sept. 1, 1999 through Sept. 30, 1999     $22,188.54
         Base Rent for   Oct. 1, 1999 through Mar. 31, 2000       $23,685.36    per month
         Base Rent for   Apr. 1, 2000 through Aug. 31, 2000       $23,962.65    per month
         Base Rent for   Sept. 1, 2000 through Mar. 31, 2001      $24,621.93    per month
         Base Rent for   Apr. 1, 2001 through Aug. 31, 2001       $24,910.31    per month
         Base Rent for   Sept. 1, 2001 through Mar. 31, 2002      $25,504.28    per month
         Base Rent for   Apr. 1, 2002 through Aug. 31, 2002       $25,804.20    per month
         Base Rent for   Sept. 1, 2002 through Mar. 31, 2003      $26,491.62    per month
         Base Rent for   Apr. 1, 2003 through Aug. 31, 2003       $26,803.54    per month

     September 1999 base rent shall be dependent upon the commencement date for the expansion into what is formerly known as Suite 270 which is expected to be prior to September 16th, 1999.

     F. PROPORTIONATE SHARE shall be 9.29% based on a project size of 132,420 rsf.

     G. SECURITY DEPOSIT shall be $29,483.89 subject to the terms in Article 5. Landlord acknowledges that Landlord currently holds $25,671.83 previously deposited by Tenant in connection with the master Lease and the First Amendment to Lease. Tenant is required to include a check for $3,812.06 with the return of this executed SECOND AMENDMENT TO LEASE.

     H. TENANT IMPROVEMENTS (Exhibit B-1) Landlord to provide an $18.59/usf ($18.59 x 1300 usable square feet = $24,167) allowance paid by Landlord (not to exceed $24,167) to modify Suite 270 per details and working drawings approved by Tenant in accordance with Exhibit B-1 to this Amendment.

     I. UTILITIES (Article 13) are provided to Suite 270 and the previous Premises in the 2111 building via separate electric meters and Tenant shall put the accounts for meters serving the space occupied in the 2111 building in their name and pay the provider directly. The Building hours for HVAC are 7 AM to 6 PM Monday through Friday and 8 am to 1 PM on Saturday (Sundays and legal holidays excepted). After-hours HVAC is subject to fees, but not to exceed $15 per hour per building address during the term of this Lease.

     J. RIGHT OF FIRST OFFER on contiguous space is hereby provided to Tenant for Suite 280 at 2111 Palomar Airport Road. Provided Tenant is not then in default under the terms, covenants and conditions of the Lease beyond applicable notice and cure periods, Tenant shall have the right to lease approximately 1,147 square feet (the "Expansion Premises") at such time as the Landlord is notified the Expansion Premises will be vacated by the prior tenant. In such event, Landlord shall give written notice to Tenant of the availability of the Expansion Space and the terms and conditions on which Landlord intends to offer it to the public and Tenant shall have a period of ten (10) business days from receipt of Landlord's notice in which to exercise Tenant's right to lease the Expansion Premises pursuant to the terms and conditions contained in Landlord's notice, failing which Landlord may lease the Expansion Premises to any third party on whatever basis Landlord desires, and Tenant shall have no further rights with respect to the Expansion Premises. If Tenant exercises an expansion option hereunder, effective as of the date Landlord delivers the Expansion Premises (the "Delivery Date"), the Expansion Premises shall automatically be included within the Premises and subject to all the terms and conditions of the Lease, except as set forth in Landlord's notice and as follows: (a) Tenant's Proportionate Share shall be recalculated, using the total square footage of the Premises, as increased by the Expansion Premises;
     (b) unless negotiated otherwise, the Expansion Premises shall be leased on an "as is" basis and Landlord shall have no obligation to improve the Expansion Premises or grant Tenant any improvement allowance thereon; and (c) Tenant and Landlord shall, prior to the beginning of the term for the Expansion Premises, execute a written memorandum confirming the inclusion of the Expansion Premises and the Annual Rent for the Expansion Premises.

     K. FURTHER EXPANSION COORDINATION. Providing Tenant has not been in default during the term of this Lease, Landlord shall use its best business efforts to accommodate Tenant and any affiliate of Tenant the opportunity to expand within the Building complex known as Carlsbad Executive Plaza. Should Landlord be unable to accommodate either Tenant or an affiliate's growth need, Tenant shall be permitted to exercise the Option To Terminate (Article 40) for the entire Premises covered under this Lease and its Amendments or Tenant shall be allowed to reduce the rentable square footage of the Premises to either of the demised suites in either building under the terms of Article 40 of the master Lease and retain the terms and conditions of the master Lease. The termination formula shall be prorated based on length of term remaining and square footage of the demised premises retained by Tenant. Landlord shall use its best business efforts to accommodate any affiliate of Tenant that meets the financial requirements of the Landlord should they desire to retain a demised portion of the Premises subject to then-market rent.

     L. SIGNAGE RIGHTS. Tenant is granted the right to place building signage stating "iXL" on a plaque placed on either corner of the concrete fascia on the north side of the 2121 building. Such signage shall conform to building standard materials and installation. The cost of designing, fabricating, permitting, and installing the sign shall be entirely that of the Tenant. Landlord shall reasonable approve the design and installation of the sign prior to permitting and again prior to installation. When Tenant is required to remove the sign, Tenant shall pay all costs associated with removal of the sign and repair any damage to the building caused by installation and/or removal of the sign.

2. INCORPORATION Except as modified herein, all other terms and conditions of the Lease between the parties above described, as attached hereto, shall continue in full force and effect.

3. LIMITATION OF LANDLORD'S LIABILITY. Redress for any claims against Landlord under this Amendment or under the Lease shall only be made against Landlord to the extent of Landlord's interest in the property to which the Premises are a part. The obligations of Landlord under this Amendment and the Lease shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, the general partners thereof or any beneficiaries, stockholders, employees or agents of Landlord, or its investment manager.

4. PERMITTED SUBLEASE. Landlord hereby acknowledges and agrees that Tenant may sublease the additional premises added by this Amendment consisting of approximately 1,482 rentable square feet, formerly known as 2111 Palomar Airport Road, Suite 270 and as shown on Exhibit A-1 to Kinzan.com.
     Sublease shall be for 5,019 rentable square feet and, when combined, known as 2111 Palomar Airport Road, Suite 250. Landlord's separate consent shall be prepared and attached to said sublease. Notwithstanding any provision of the Lease to the contrary, Landlord agrees that it is not entitled to share in any profits which Tenant may obtain as a result of the sublease to Kinzan.com and waives any recapture right which it may have with respect to the premises sublet to Kinzan.com



     IN WITNESS WEHREOF, Landlord and Tenant have executed the Amendment as of the day and year first written above.


LANDLORD:                                   TENANT:                                GUARANTOR:
       CB Graham International, Inc.,       iXL-San Diego, Inc.,                   iXL-Enterprises, Inc.,
       a Delaware corporation               a Delaware corporation                 a Delaware corporation


BY:    RREEF Management Company,
       a Delaware corporation               BY:  /s/ David G. Watkins              BY:  /s/ [ILLEGIBLE]
                                                -----------------------------          -------------------------------
                                                 David G. Watkins
                                                                                   PRINT:   [ILLEGIBLE]
BY:    /s/ Jill E. Shanahan                                                               ----------------------------
      ---------------------------
       Jill E. Shanahan

TITLE:    Vice President                    TITLE:   President                     TITLE:   Chief Financial Officer
                                                                                          ----------------------------

DATE:  __________________________           DATE:  __________________________      DATE:     October 26, 1998
                                                                                          ----------------------------


                            (AFFIX CORPORATE SEAL)

            This Exhibit A-2 is attached to and made a part of the
              Second Amendment to Lease dated September 1, 1999, between CB Graham International, Inc., a Delaware corporation, ("Landlord"), and iXL-San Diego, Inc., a Delaware corporation ("Tenant"), for the Premises located in the County of San Diego, State of California, commonly known as 2121 Palomar Airport Rd., Suite 200, Carlsbad, CA 92009.



Exhibit A-2 is intended only to show the general layout of the Premises of the beginning of the Term of this Second Amendment to Lease. It does not in any way supersede any of Landlord's rights set forth in Section 17.2 with respect to arrangements and/or locations of common areas of the Building and changes in such arrangements and/or locations. It is not to be scaled, any measurements or distances shown should be taken as approximate.



                                  [Diagram]

                                EXHIBIT B-2


           This Exhibit B-2 is attached to and made a part of the
              Second Amendment to Lease dated September 1, 1999, between CB Graham International, Inc., a Delaware corporation, ("Landlord"), and iXL-San Diego, Inc., a Delaware corporation ("Tenant"), for the Premises located in the County of San Diego, State of California, commonly known as 2121 Palomar Airport Rd., Suite 200, Carlsbad, CA 92009.



                             TENANT IMPROVEMENTS

              FOR EXPANDING 2111 PALOMAR AIRPORT ROAD, SUITE 250



1.  RESPONSIBILITY FOR THE WORK.

    1.1 Except to the extent otherwise provided in Paragraphs 1.2 and 1.3, Landlord will, at its sole cost and expense, subject to any maximum allowance, through its architects furnish architectural, mechanical, and electrical engineering plans required for the performance of the work listed on the attached SCHEDULE I ("Landlord's Work").

    1.2 Tenant may request work ("Tenant's Requested Work") not conforming with, or in addition to, Landlord's Work. If Landlord approves such request in accordance with the Lease, any architectural, mechanical, and electrical plans and specifications required for the Tenant's Requested Work shall be furnished, at Tenant's sole cost and expense, by Landlord's architects and engineers.

    1.3 Any interior decorating services which are not included in the Landlord's Work or which Tenant desires to upgrade beyond the quality level which Landlord is obligated to deliver, such as selection of wall paint colors and/or wall coverings, fixtures, non--building standard carpet, and any or all other decorator items required by Tenant in the performance of said work referred to hereinabove in Paragraphs 1.1 and 1.2 shall be at the Tenant's sole cost and expense.

    1.4 Landlord shall diligently pursue the preparation of all plans and specifications for the improvements provided for in Paragraphs 2 and
         3. All such plans shall be approved by Tenant, which approval shall not be unreasonably withheld. Complete plans and specifications and a cost estimate for the portion of the work covered thereby to be borne by Tenant shall be approved by Tenant within three (3) days of receipt from Landlord.


2. COMPLETION OF LANDLORD'S WORK. Landlord will, at its sole cost and expense, subject to any maximum allowance, furnish and install all of Landlord's Work in accordance with the applicable provisions of the Lease.

3. CAP ON LANDLORD'S COST. Provided the Lease is in full force and effect and Tenant is not in default thereunder beyond applicable notice and cure periods, Landlord hereby agrees to pay toward the cost of Landlord's Work an amount equal to the lesser of: (i) the actual cost of Landlord's Work; or (ii) $18.59 per useable square foot (approximately 1,300 usf) (the "Allowance"). Should estimate of all costs exceed Allowance, Tenant to pay to Landlord the amount the estimated costs exceed Allowance within three (3) days of written request from Landlord.

    ARCHITECTS CERTIFICATE. The certificate of Landlord's architect that the work to be done by Landlord pursuant to Paragraphs 2 and 3 above has been substantially completed shall be adequate evidence that Suite 250 is completed in accordance with the requirements of the Lease and that possession thereof has been deemed delivered to Tenant, for all purposes of the Lease, including the commencement of the payment of rent. Tenant may submit a written punchlist for deficiencies in the above improvements within thirty (30) days of possession of the Premises.

5. COMPLETION OF TENANT'S REQUESTED WORK. Provided the plans and specifications and cost estimate are approved by the date provided hereinabove in Paragraph 1.4, Landlord shall cause Tenant's Requested Work to be installed by Landlord's contractor, but at Tenant's sole cost and expense. Prior to commencing any such work, Landlord, its contractor, or its architects and engineers, shall submit to Tenant a written estimate of the cost thereof. Said cost shall include a construction management fee payable to Landlord equivalent to 0.0% of the cost of Tenant's Requested Work. If Tenant shall fail to approve any such estimate within five (5) days after submission thereof, such failure shall be deemed a disapproval thereof, and Landlord's contractor shall not proceed with such work. Tenant agrees to pay Landlord within thirty
    (30) days upon being billed therefor, the cost to Landlord of all such Tenant's Requested Work. Such bills may be rendered during the progress of the performance of the work and the furnishing and installation of the materials to which such bills relate. Landlord may require Tenant to deposit the estimated cost of such work with Landlord prior to the commencement of such work.



                                 SCHEDULE I

                               LANDLORD'S WORK


Landlord's Work shall be per mutually acceptable Working Drawings to be prepared by Landlord's architect for expanding into Suite 270.

Detailed notes for Suite 270 to include new flooring throughout to match existing in Suite 250, paint on all walls not covered in wall covering material, remove all walls except for conference room, reconfigure ceiling grid as needed, adjust window blinds to accommodate removal of walls, balance air conditioning, and safe-off electrical to junction boxes above ceiling grid.

Drawings for expansion into Suite 270 to include installing one wall with door and window in the reception area of Suite 250 to create a small room for computer servers. Air conditioning that serves the computer server room shall be tied to the existing system and after-hours pump in the server room in the kitchen area.

Landlord is solely responsible for all costs of Landlord's Work including Working Drawings, permits and construction at a cost to not exceed $24,167.00.

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